UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2020

UPPERCUT BRANDS INC.

(Name of registrant in its charter)

Delaware	000-54872	27-3046338
(State or jurisdiction of	(Commission File	(IRS Employer
incorporation or organization)	Number)	Identification No.)

560 Sylvan Ave, Suite 3160

Englewood Cliffs NJ 07632

(Address of principal executive offices)

(718) 400-9031

(Registrant’s telephone number)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instructions A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Exchange of Convertible Notes; Securities Exchange Agreements

On April 15, 2020, the Company entered into Exchange Agreements with the holders of our convertible promissory notes, which notes were originally issued in October 2019 (the “October 2019 Convertible Notes”). Pursuant to the Exchange Agreements, the holders agreed to exchange their convertible promissory notes for an aggregate of 4,125,000 shares of our Common Stock. as a price of $0.08 per share. After the exchanges, there are no October 2019 Convertible Notes outstanding.

Exchange of Series B Preferred Stock; Securities Exchange Agreements

April 15, 2020, the Company entered into Exchange Agreements with the holders of our Series B Convertible Preferred Stock, which shares of Series B Convertible Preferred Stock were originally issued in November 2019. Pursuant to the Exchange Agreements, the holders agreed to exchange their Series B Convertible Preferred Stock for an aggregate of 1,437,500 shares of our Common Stock. as a price of $0.08 per share. After the exchanges, there are no shares of our Series B Convertible Preferred Stock outstanding.

Subscription Agreements

On April 17, 2020, the Company entered into Subscription Agreements with certain accredited investors pursuant to which it issued an aggregate of 7,864,366 shares of the Company’s common stock, par value $0.0001 per share, for an aggregate of $78,643.66.

Consulting Agreement

On April 17, 2020, the Company entered into a Consulting Agreement with an accredited investor pursuant to which it agreed to issue an aggregate of 3,468,841 shares of the Company’s common stock, par value $0.0001 per share, to the consultant for consulting services to be rendered.

Advisory Agreements

On April 17, 2020, the Company entered into Advisory Agreements with certain accredited investors pursuant to which it agreed to issue an aggregate of 5,117,343 shares of the Company’s common stock, par value $0.0001 per share, to the advisors for advisory services to be rendered.

The foregoing description of the Exchange Agreements, Subscription Agreements, Consulting Agreements and Advisory Agreements and the is not complete and is qualified in its entirety by reference to the full text of the forms of the Exchange Agreements, Subscription Agreements, Consulting Agreements and Advisory Agreements, copies of which are filed as Exhibit 10.1, 10.2, 103, 10,4 and 10.5, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure under item 1.01 above and 5.02 below is incorporated herein by reference. The securities have not been registered under the Securities Act of 1933, as amended, or the securities laws of any state, and were offered and issued in reliance on the exemption from registration under the Securities Act of 1933, as amended, afforded by Section 4(a)(2) and Rule 506 of Regulation D promulgated thereunder.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors, Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Eric Weisblum Employment Agreement

On April 17, 2020, the Company entered into an Employment Agreement with Eric Weisblum pursuant to which Mr. Weisblum will continue to serve as Chief Executive Officer and Chief Financial Officer of the Company. The term of the agreement will continue for a period of one year from the date of execution and automatically renews for successive one year periods at the end of each term until either party delivers written notice of their intent not to review at least 6 months prior to the expiration of the then effective term. Pursuant to the terms of the agreement, Mr. Weisblum’s base salary was increased to $120,000, and Mr. Weisblum shall continue be entitled to earn a bonus, subject to the sole discretion of the Company’s Board. In addition, Mr. Weisblum was granted 7,630,949 shares of common stock.

The agreement may be terminated by either the Company or Mr. Weisblum at any time and for any reason upon 60 days prior written notice. Upon termination of the agreement, Mr. Weisblum shall be entitled to (i) any equity award that has vested prior to the termination date, (ii) reimbursement of expenses incurred on or prior to such termination date and (iii) such employee benefits to which Mr. Weisblum may be entitled as of the termination date (collectively, the “Accrued Amounts”). The agreement shall also terminate upon Mr. Weisblum’s death or the Company may terminate Mr. Weisblum’s employment upon his Disability (as defined in the agreement). Upon the termination of Mr. Weisblum’s employment for death or Disability, Mr. Weisblum shall be entitled to receive the Accrued Amounts. The agreement also contains covenants prohibiting Mr. Weisblum from disclosing confidential information with respect to the Company.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Form of Exchange Agreement for Convertible Notes, dated as of April 15, 2020
10.2	Form of Exchange Agreement for Series B Preferred Stock, dated as of April 15, 2020
10.3	Form of Subscription Agreement, dated as of April 17, 2020
10.4	Form of Consulting Agreement, dated as of April 17, 2020
10.5	Form of Advisory Agreement, dated as of April 17, 2020
10.6	Form of Employment Agreement, dated as of April 17, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UPPERCUT BRANDS INC.

Date: April 21, 2020	By:	/s/ Eric Weisblum
Eric Weisblum, Chief Executive Officer